Exhibit 23.3

26 October 2020

Ozon Holdings PLC

Arch. Makariou III, 2-4

Capital Center, 9th floor

1065, Nicosia

Cyprus

Dear Sirs,

We, Limited Liability Company “INFOLine-Analytics” (“INFOLine”), incorporated under the laws of the Russian Federation under the main state registration number (OGRN) 1077847603932, do hereby consent to the use of our name in the Registration Statement on Form F-1 (together with any amendments or supplements thereto, the “Registration Statement”) to be filed by Ozon Holdings PLC with the United States Securities and Exchange Commission and the references to the INFOLine market research prepared for Ozon Holdings PLC (“Retail and E-Commerce Markets in Russia”) wherever appearing in the Registration Statement, including, but not limited to, the references to our company under the sections titled “Market and Industry Data,” “Prospectus Summary,” “Our Industry,” “Business” and “Experts” in the Registration Statement.

We also hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Yours faithfully,

Signed:	/s/ Mikhail Burmistrov /corporate seal/
Name: Mikhail Burmistrov
Title: General Director
Limited Liability Company “INFOLine-Analytics”